UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 14, 2020
AG Mortgage Investment Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35151	27-5254382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 26th floor
New York, New York 10167
(Address of principal executive offices)

Registrant's telephone number, including area code: (212) 692-2000

Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	MITT	New York Stock Exchange	(NYSE)
8.25% Series A Cumulative Redeemable Preferred Stock	MITT PrA	New York Stock Exchange	(NYSE)
8.00% Series B Cumulative Redeemable Preferred Stock	MITT PrB	New York Stock Exchange	(NYSE)
8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	MITT PrC	New York Stock Exchange	(NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 14, 2020, AG Mortgage Investment Trust, Inc. (the "Company") issued a press release (the "Release") announcing the commencement of an offer to exchange (the "Exchange Offer") newly issued shares of the Company's common stock, par value $0.01 per share (the “Common Stock”), for up to 1,363,670 validly tendered and accepted shares of 8.25% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred”), 8.00% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred”), and 8.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred” and, together with the Series A Preferred and the Series B Preferred, the “Preferred Stock”), without regard to series, subject to, as necessary, proration. Consideration offered under the Exchange Offer will be limited to 6,818,350 newly issued shares of Common Stock representing approximately 19.9% of the Common Stock to be outstanding immediately prior to the Expiration Date (as defined below).

For each share of Preferred Stock validly tendered prior to 11:59 p.m., New York City Time, on September 11, 2020 (the “Expiration Date”) and not withdrawn, holders of the Preferred Stock will be eligible to receive the applicable exchange consideration set out in the table below subject to, as necessary, proration (the “Exchange Consideration”).

Title of Series/CUSIP Number/Trading Symbol of Preferred Stock	Outstanding Shares Prior to the Exchange Offer	Exchange Consideration
Series A Preferred / 001228204 / MITT PrA	2,070,000	5 shares of newly issued Common Stock for each share of Series A Preferred (subject to proration)
Series B Preferred / 001228303 / MITT PrB	4,600,000	5 shares of newly issued Common Stock for each share of Series B Preferred (subject to proration)
Series C Preferred / 001228402 / MITT PrC	4,600,000	5 shares of newly issued Common Stock for each share of Series C Preferred (subject to proration)

The Company is relying on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), to exempt the Exchange Offer from the registration requirements of the Securities Act.

The Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 14, 2020, issued by AG Mortgage Investment Trust, Inc.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Forward-Looking Statements

This Report includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates on the loans we own that underlie our investment securities, increases in default rates or delinquencies and/or decreased recovery rates on our assets, our ability to make distributions to our stockholders in the future, our ability to maintain our qualification as a REIT for federal tax purposes, our ability to qualify for an exemption from registration under the Investment Company Act of 1940, as amended, prior to the expiration of our one year grace period, the availability and terms of financing, changes in the fair value of our assets, including negative changes resulting in margin calls relating to the financing of our assets, changes in general economic conditions, in our industry and in the finance and real estate markets, including the impact on the value of our assets, conditions in the market for Agency RMBS, Non-Agency RMBS and CMBS securities, Excess MSRs and loans, conditions in the real estate market, legislative and regulatory actions by the U.S. Department of the Treasury, the Federal Reserve and other agencies and instrumentalities in response to the economic effects of the novel coronavirus (COVID-19) pandemic that could adversely affect the business of the Company, the forbearance program included in the Coronavirus Aid, Relief, and Economic Security Act and the ongoing spread and economic effects of COVID-19. Additional information concerning these and other risk factors are contained in the Company's filings with the Securities and Exchange Commission ("SEC"), including its most recent Annual Report on Form 10-K and subsequent filings, including its quarterly report on Form 10-Q for the three months ended June 30, 2020. Copies are available free of charge on the SEC's website, http://www.sec.gov/. All information in this Report is as of August 14, 2020. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2020	AG MORTGAGE INVESTMENT TRUST, INC.

	By:	/s/ RAUL E. MORENO
Name: Raul E. Moreno
Title: General Counsel and Secretary